                                                                   EXHIBIT 10.38

                      FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement, dated as of November 10, 1998, (this "First Amendment"), is entered into by and between Showscan Entertainment Inc., a Delaware corporation ("Showscan") and Eldee Foundation, a Canadian non-profit corporation ("Lender"). This First Amendment amends, as set forth herein, the Credit Agreement, dated as of November 1, 1997, by and between Showscan and Lender (the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings assigned thereto in the Credit Agreement.


                                 RECITALS

1.   Borrower and Lender have heretofore entered into the Credit Agreement.

2. Borrower and Lender now desire to amend certain provisions of the Credit Agreement as specified herein.


                                 AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Amendment of Section 1.1(b).  Section 1.1(b) of the Credit Agreement is
         ---------------------------
hereby amended in its entirety to read as follows:

         "(b)  Repayment.     The outstanding principal amount of the Term
               ---------
     Loan shall be repaid at the following times in the indicated amounts:

         Payment Date                        Principal Amount Repaid
         ------------                        -----------------------

         November 15, 1998                             $290,000
         December 31, 1998                             $150,000
         January 31, 1999                              $150,000
         February 28, 1999                             $150,000
         March 31, 1999                                $260,000

         All accrued but unpaid interest on the Term Loan at November 15, 1998 ($110,000) shall be paid together with the principal payment on such date. Each subsequent payment shall be applied first to principal, with the result that all interest that accrues after November 15, 1998, shall be due in full with the final payment. The Term Loan, together with any accrued but unpaid interest thereon, shall be due and payable in full on March 31, 1999. Each payment not made within three (3) business days of its due date shall incur an immediately payable late penalty of $10,000 in addition to any other charges, penalties, interest or defaults established by this Agreement. The Term Loan shall be immediately due and payable in full upon the obtaining by Showscan of new financing(s) in excess of $1,000,000 either singularly or in the aggregate or upon any recapitalization of Showscan that results in net proceeds to Showscan of at least $1,000,000."

     2.  Amendment of Section 1.3.  Section 1.3 of the Credit Agreement is
         ------------------------
hereby amended in its entirety to read as follows:

         "SECTION 1.3. COLLATERAL. In order to secure the payment and performance by Borrower of all of its obligations under this Agreement and the Note, Borrower hereby grants to Lender a first priority (other than guild liens) security interest in all of Borrower's right, title and interest in and to each of the motion pictures set forth on Exhibit B to this Agreement (collectively, the "Pictures"), and further including but not limited to related goods, accounts, contract rights, general intangibles, equipment, copyrights, trademarks, and any proceeds thereof or income therefrom (collectively, the "Collateral"), provided, however, that
                                                        --------  -------
     the Collateral shall not include any of the collateral pledged in favor of Banca del Gottardo as evidenced by that certain Financing Statement on Form UCC-1 filed with the Secretary of State of the State of California on September 7, 1995 (#9525160682). The Collateral shall include, to the extent they are owned by Borrower (it being understood that the grant contained in this Section 1.3 does not constitute a representation that each and all the various rights listed are owned by Borrower), without limitation, the scenarios, screenplays or scripts upon which the Pictures are based, all of the properties thereof, tangible and intangible, whether now in existence or hereafter to be made or produced and whether or not in possession of Borrower, and any rights therein and thereto, of every kind and character, including, without limiting the foregoing language, each and all of the following particular rights and properties:

         1. all scenarios, screenplays and/or scripts at every stage of the development of the Pictures;

         2. all common law and statutory copyright and other rights in all literary and other properties with respect to the Pictures (the "Literary Properties") that form the basis of the Pictures or which are or will be incorporated into the Pictures, all component parts of the Pictures consisting of the Literary Properties and other properties, all motion picture rights in and to the stories, all treatments of said stories and other literary material, together with all preliminary and final screenplays and all drafts prior thereto (the "Screenplays"), used and to be used in connection with the Pictures;

         3. all motion picture rights in and to all music and musical compositions connected with the Pictures, including, without limitation, all rights to record, re-record, produce, reproduce, or synchronize all of said music and musical compositions in and in connection with motion pictures;

         4. all exposed and/or delivered negative film, sound tracks, positive prints, cutouts and trims connected with the Pictures, whether or not in completed form or in some state of completion;

         5. all collateral, allied, subsidiary and merchandising rights appurtenant or related to the Pictures now or hereafter owned or controlled by Borrower, including, without limitation, the following rights: the Literary Properties, or the text or any part of the Literary Properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including, without limitation, free, commercially sponsored, sustaining, subscription, cable and pay television) or by any process analogous thereto, now known or hereafter devised, the Pictures; all merchandising rights including, without limitation, all rights to use, exploit, and license others to use and exploit any commercial tie-ups of any kind arising out of or connected with the Literary Properties, the Pictures, the title or titles of the Pictures, the characters of the Pictures or the Literary Properties, or the names or characteristics of such characters and including further, without limitation, any commercial exploitation in connection with or related to the Pictures or the Literary Properties;

         6. all statutory copyrights, domestic and foreign, obtained or to be obtained on the Pictures, together with any and all copyrights obtained or to be obtained in connection with the Pictures or any underlying or component elements of the Pictures, including, without limitation, all copyrights on the property described in subparagraphs (1) through (5) of this Section 1.3, together with the right to register for copyright, and all rights to renew or extend such registration and the right to sue in the name of Borrower or in Lender's name for past, present, or future infringements of copyrights;

         7. all insurance policies connected with the Pictures and all proceeds which may be derived therefrom;

         8. all rights to distribute, sell, rent, license the exhibition of, and otherwise exploit and turn to account the Pictures, the negatives, sound tracks, prints, and motion picture rights in and to the Literary Properties, other literary material upon which the Pictures are based or from which they are adapted, and such music and musical compositions used or to be used in the Pictures;

         9. any and all sums, proceeds, money, products, profits, or increases, including Presale Deposits and Gross Revenues, and any other money profits or increases (as those terms are used in the Uniform Commercial Code in California (the "Code") or otherwise, or as defined below), other property obtained or to be obtained from the distribution, exhibition, sale, or other uses or dispositions of the Pictures or any part of the Pictures throughout the world, including, without limitation, all proceeds, profits, products, and increases, whether in money or otherwise, from the sale, rental, or licensing of the Pictures and/or any of the elements of the Pictures, whether pursuant to any distribution or license agreements or otherwise, in any and all Media (as such term is defined below), including collateral, allied, subsidiary, and merchandising rights, and amounts recovered as damages by reason of unfair competition, copyright infringement, breach of any contract or infringement of any rights, or derived therefrom in any manner whatsoever;

         10. the dramatic, non-dramatic, stage, television, radio, and publishing rights, title and interests in and to the Pictures, to the extent owned by Borrower, and the rights to register for copyrights and renewals of same therein, and the right to sue in Borrower's name or in Lender's name for past, present, and future infringements of copyright;

         11. the title of the Pictures and all rights of Borrower to the use thereof, including, without limitation, rights protected pursuant to any trademark, service mark, or unfair competition law, and/or the rules and principles of law related to any other applicable statute, common law decision, or other rule or principle of law;

         12. all contract rights and general intangibles which grant to any person any right to acquire, produce, develop, reacquire, finance, release, sell, distribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize or otherwise exploit the Pictures or any rights in the Pictures;

         13. with respect to the Pictures, all accounts and/or other rights to payment which Borrower presently owns or which may arise in favor of Borrower in the future, including, without limitation, any refund under a completion guaranty, all accounts and/or rights to payment due from exhibitors in connection with the distribution of the Pictures, and all accounts and/or rights to payment arising from exploitation of any and all of the collateral, allied, subsidiary, merchandising, and other rights in connection with the Pictures;

         14. any and all "general intangibles" (as that term is defined in the Code) in connection with the Pictures not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of Borrower or Lender in connection with the Pictures for services or other performances by any third parties, including actors, writers, directors, individual producers, and/or any and all other performing or non-performing parties or artists in any way connected with the Pictures, any and all general intangible rights in favor of Borrower or Lender relating to licenses of sound or other equipment in connection with the Pictures, and licenses for photographic or other processes, and any and all general intangibles related to the exhibition, distribution or exploitation of the Pictures including general intangibles related to or which grow out of the exhibition of the Pictures and the exploitation of any and all other rights in the Pictures set out in this definition;

         15. any and all goods owned by Borrower, including without limitation "inventory" and "equipment" (as those terms are defined in the Code) which may arise in connection with the creation, production, or delivery of the Pictures;

         16. any and all rights which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of the Pictures, including, without limitation, any and all rights in favor of Borrower and/or Lender, the ownership or control of which are or may become necessary or desirable in the opinion of Lender, in order to complete production of the Pictures in the event that Lender exercises any rights it may have to take over and complete production of the Pictures;

         17. any and all documents issued by any pledgeholder or bailee with respect to the Pictures or with respect to any negatives, sound tracks or prints (whether or not in completed form) connected therewith;

         18. any and all rights of Borrower under contracts relating to the production of the Pictures; and

         19. all of Borrower's right, title and interest in and to the distribution or license agreements relating to the Pictures, including, without limitation, the proceeds thereof.


Definitions
-----------

    For purposes of this Section 1.3, the following terms have the meanings expressed below:

"Presale Deposits" shall mean any and all sums deposited by any licensee, sub-licensee, distributor or sub-distributor in connection with the exploitation of the Pictures.

"Gross Revenue" shall mean all direct cash received by Borrower any of its affiliates (which receipts are not otherwise subject to defeasement or reimbursement or offset in any manner with respect to the Pictures) in respect of the exploitation of the Pictures throughout the world in all Media, whether now known or hereafter devised, subject to the terms of this Agreement, including but not limited to any advances, minimum guarantees, royalties, and license fees actually received by Borrower from any licensee, sub-licensee, distributor or sub-distributor throughout the world.

"Media" shall be deemed to mean all media now known or hereafter created or invented with respect to (i) the theatrical, non-theatrical, or public (i.e. non-household viewing) video exhibition of the Pictures, (ii) all television, including without limitation standard broadcast television, pay cable, free cable, pay-per-view (including both residential and non residential) and any other form of demand view, satellite free and pay, or terrestrial free or pay,
(iii) all video devices, including without limitation, tape or laser disc based systems, (iv) inter-active video game technology including without limitation, SEGA, Nintendo, 3DO, CD-I or CD-Rom or other home computer based system, or any other system designed to permit the exhibition of the Pictures in a residential or other non-theatrical setting, and (v) all ancillary rights, including without limitation, merchandising, publishing, music publishing and soundtrack rights."

    3.   Amendment of Exhibit A.  Exhibit A of the Credit Agreement is hereby
         ----------------------
amended in its entirety to read as set forth on Exhibit A to this First
Amendment.

    4.   Addition of Exhibit B.  The Credit Agreement is hereby amended by
         ---------------------
adding thereto an Exhibit B in the form of the Exhibit B attached to this First Amendment.

    5.   Amendment and Restated Promissory Note.  The Note shall be exchanged by
         --------------------------------------
the Lender for an Amended and Restated Promissory Note in the form of Exhibit A to this First Amendment.

    6.   Fees and Expenses.  In connection with this First Amendment, Showscan
         -----------------
shall pay to Lender a fee of $25,000 on November 15, 1998. In addition, Showscan shall reimburse Lender for its attorney's fees and expenses in drafting and recording such instruments or notices as pre-approved by Showscan and as may be reasonably necessary in order to perfect and preserve the security interest heretofore granted to Lender in the Collateral.

    7.   No Other Modifications.  Except as expressly set forth in this First
         ----------------------
Amendment, the Credit Agreement shall remain unmodified and in full force and effect.

    8.   Miscellaneous.
         -------------

         8.1  Further Assurances.  Each party agrees to perform all such acts,
              ------------------
including without limitation, the execution of documents, as may reasonably be requested by any party in order to more fully effectuate the purposes of this First Amendment. In particular, Borrower agrees to cooperate with Lender to accomplish the execution and filing of copyright mortgages with respect to all or some (as designated by Lender) of the Pictures by November 23, 1998.

         8.2  Successors and Assigns.  Except as otherwise expressly provided in
              ----------------------
this First Amendment, all covenants and agreements contained in this First Amendment by or on behalf of any of the parties will bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

         8.3  Severability.  Whenever possible, each provision of this First
              ------------
Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this First Amendment.

         8.4  Counterparts.  This First Amendment may be executed in two or more
              ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         8.5  Choice of Law.  This First Amendment shall be interpreted in
              -------------
accordance with the substantive law of the State of California without regard to its choice of law provisions.


    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                   SHOWSCAN ENTERTAINMENT INC.


                                   By:
                                      ----------------------------------------
                                              Dennis Pope
                                   Title: President and Chief Executive Officer


                                   ELDEE FOUNDATION


                                   By:
                                      ----------------------------------------

                                   Title:
                                         -------------------------------------

                                    EXHIBIT A

                     AMENDED AND RESTATED PROMISSORY NOTE


                                                        Culver City, California
                                                              November 10, 1998

USD$1,000,000

          FOR VALUE RECEIVED, Showscan Entertainment Inc., a Delaware corporation (the "Company"), promises to pay to the order of Eldee Foundation, or order (collectively, "Payee"), at the times and in the manner provided in
Section 1.1(b) of the Credit Agreement (as hereinafter defined) but in no event later than March 31, 1999, the principal amount of USD$1,000,000.

          The Company promises to repay the principal amount and to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of November 1, 1997, by and between the Company and Payee (such agreement, as it may be amended, modified or supplemented from time to time, the "Credit Agreement").
Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

          This Note is the Company's "Term Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the advances evidenced hereby were made and are to be repaid.

          All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Payee located at 1080 Beaver Hall Hill, Suite 1720, Montreal, Quebec, H2Z 1S8, or at such other place as shall be designated in writing for such purpose in accordance with the notice provisions of the Credit Agreement.

          Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest on this Note.

          This Note is subject to repayment and mandatory prepayment as, and to the extent, provided in the Credit Agreement and prepayment at the option of the Company as provided in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

          Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note and all other obligations of the Company under the Credit Agreement, together with all accrued but unpaid interest thereon, may automatically become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

          The obligation of the Company to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed is absolute and unconditional.

          This Note amends and restates, and is issued in substitution for, that certain Note dated November 1, 1997 in the principal amount of $1,000,000 issued by the Company in favor of Payee, which Note shall automatically be of no force or effect upon the delivery of this Note. The Company expressly disclaims any intent to effect an extinguishment or discharge of any of the obligations under such old Note as a result of issuing this Note.

          The Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

          IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                              SHOWSCAN ENTERTAINMENT INC.


                              By:
                                 -----------------------
                              Title:
                                    --------------------

                                 EXHIBIT B
                                 ---------

                            SHOWSCAN  FILM  LIBRARY
                            -----------------------


Aerial Dogfight                                  Night Race
Alien Encounter                                  Ninja
Alpha Jet**                                      Ocean Flight**
Alpine Express                                   Olympic Bobsled
Alpine Raceway                                   Police Chase*
Aquaride                                         Rescue at Sea*
Asteroid Adventure                               Revolution
Astro Canyon Coaster***                          RGB Adventure
Beach Buggies*                                   River Run
Cosmic Pinball                                   Rollercoaster
Desert Duel                                      Runaway Train
Devil's Mine Ride                                Silicon Adventure
Downhill Skier                                   Space Race
Dracula's Haunted Castle                         Stock Car Showdown
Dynamite Train                                   StormRider
Fun House Express                                Street Luge
Glacier Run                                      Virtual Time Machine
Grand Prix                                       Volcano Mine Ride***
Hong Kong Havoc                                  Whitewater Rafting
Kid Coaster


*    Not available in HD Format
**   Available only in Video Format
***  Available only in HD and Video Formats